UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2008

RBC Life Sciences, Inc.
 (Exact name of registrant as specified in its charter)

NEVADA	000-50417	91-2015186
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2301 CROWN COURT, IRVING, TEXAS	75038
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 972-893-4000

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2008, the Board of Directors of RBC Life Sciences, Inc. (the “Company”) elected Robert A. Kaiser to serve as a member of the Company’s Board of Directors. Mr. Kaiser was appointed Chair of the Audit Committee and was also appointed to serve on the Compensation Committee. In addition, the Board of Directors designated Mr. Kaiser as the “audit committee financial expert.”

Mr. Kaiser, age 54, currently holds various positions with CLST Holdings, Inc, formerly known as Cellstar, Inc., (“CLST”), including Chairman of the Board and Chief Executive Officer. Mr. Kaiser was elected as Chairman in August 2007 and as Chief Executive Officer in September 2007. Mr. Kaiser has been a director of CLST since May 2005, and was Chairman from May 2005 until he resigned from that position in April 2007. Mr. Kaiser joined CLST in December 2001 as Senior Vice President and Chief Financial Officer and served as Chief Executive Officer from May 2004 until March 2007 when CLST completed the sale of substantially all of its assets. Prior to the sale of substantially all of its assets, CLST was engaged in international logistics and distribution in the communications industry. From 1986 to 2001, Mr. Kaiser held various executive positions with several companies in the communications industry.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RBC Life Sciences, Inc.

Date: September 23, 2008	By:	/s/ Steven E. Brown

	Name:	Steven E. Brown
	Title:	Chief Financial Officer